UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 13, 2013, Cellular Biomedicine Group, Inc. (the “Company”) conducted an initial closing of a financing transaction under which it sold an aggregate of 687,762 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to selected investors (the “Investors”) at $6.70 per share, for total gross proceeds of approximately $4,608,005.  The Shares were sold pursuant to separate subscription agreements (the form of which is attached hereto as Exhibit 10.1) between the Company and each Investor. The Company expects to have additional closings with respect to the financing.

The issuance of the Shares was made in reliance on the exemption from registration provided by Rule 506(b) of Regulation D and Regulation S under the Securities Act of 1933, as amended.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

10.1           Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: December 16, 2013	By:	/s/ Andrew Chan
Andrew Chan
CFO